EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies that the Annual Report on Form 10-K for the year ended December 31, 2013 of E-World USA Holding, Inc. (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

E-World USA Holding, Inc.

Dated: March 21, 2014	By:	/s/ Ding Hua Wang
Ding Hua Wang
Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer

 A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to E-World USA Holding, Inc. and will be retained by E-World USA Holding, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.